EXECUTION COPY

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

       THIS AMENDMENT NO. 1, dated as of September 30, 2012 (this “Amendment”) to the AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of April 13, 2012, is entered into by and among Stratasys, Inc., a Delaware corporation (“Stratasys”), Stratasys Ltd., an Israeli corporation (whose name was changed from Objet Ltd. in the Israeli Companies Registrar as a precondition and in preparation of the closing under the Agreement and which shall be referred to herein as “Objet”), Seurat Holdings Inc., a Delaware corporation and an indirect wholly owned subsidiary of Objet (“Holdco”), and Oaktree Merger Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub” and together with Stratasys, Objet and Holdco, the “parties”). Capitalized terms appearing herein and not otherwise defined shall have the respective meanings assigned thereto in the Agreement.

WHEREAS

the parties entered into the Agreement with the intention of combining the businesses of Objet and Stratasys, through the merger of Merger Sub with and into Stratasys (the “Merger”), whereby Stratasys will survive as an indirect wholly owned subsidiary of Objet, and Objet will change its name to Stratasys Ltd., whose ordinary shares will be listed for trading on NASDAQ in place of the common stock of Stratasys under the symbol “SSYS”;

WHEREAS

under Section 8.1.2.1 of the Agreement, either Stratasys or Objet may terminate the Agreement upon written notice to the other party if the Merger is not consummated on or before September 30, 2012 (the “End Date”);

WHEREAS	the parties to the Merger desire for the Merger to be effective by no later than October 19, 2012; and

WHEREAS

each of the Objet Board, Stratasys Board and the board of directors of Merger Sub has determined that, accordingly, the extension of the End Date is advisable, fair to and in the best interests of the shareholders or stockholders (as appropriate) of Objet, Stratasys or Merger Sub (as appropriate), and Holdco, as the sole stockholder of Merger Sub, has approved and adopted this Amendment, in each case with the objective of consummating the Merger prior to the new End Date, as extended hereunder.

NOW, THEREFORE, the parties hereto hereby agree to amend the Agreement as follows:

       1. Amendment of Definition of “End Date” in Agreement.

       Section 8.1.2.1 of the Agreement is hereby amended so that the reference to “September 30, 2012” on the first and second lines of that Section (constituting the definition of “End Date” under the Agreement) is replaced with “October 19, 2012”.

       2. Agreement’s Effectiveness Intact.

       Effective as of the execution and delivery of this Amendment, all references to the Agreement shall be deemed to refer to the Agreement as amended pursuant hereto. Notwithstanding the foregoing, the parties hereto hereby acknowledge that other than as explicitly amended hereby, the Agreement remains in full force and effect in its original form, enforceable in accordance with its terms.

       3. Legal Authority to Enter into Amendment.

       Each of the parties represents and warrants that it has the full power and capacity to perform the Agreement, as amended hereby, and full power and capacity to execute, deliver and perform this Amendment, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such party, enforceable in accordance with its terms. Each party agrees not to enter into any agreements inconsistent with its obligations under the Agreement, as amended hereby.

       4. Governing Law and Jurisdiction.

       This Amendment shall be governed by and construed under the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Delaware. Each party hereby consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of such matter is vested in the Federal courts, any Federal court located in the State of Delaware, in the event any dispute arises out of this Amendment.

       5. Counterparts.

       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT

       IN WITNESS WHEREOF, the parties hereunder have duly executed this Amendment as of the date first written above.

STRATASYS, INC.

By:	/s/S. Scott Crump

Name:	S. Scott Crump

Title:	Chairman & CEO

OBJET LTD.

By:	/s/Ilan Levin

Name:	Ilan Levin

Title:	President

SEURAT HOLDINGS INC.

By:	/s/Ilan Levin

Name:	Ilan Levin

Title:	President

OAKTREE MERGER INC.

By:	/s/Ilan Levin

Name:	Ilan Levin

Title:	President